UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2014

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.  Results of Operations and Financial Condition

On May 5, 2014, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2014.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the presentations of Cynthia Walker, Stephen Chazen and Vicki Hollub are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 - Other Events

Item 8.01.  Other Events

On May 5, 2014, Occidental Petroleum Corporation announced net income for the first quarter of 2014 of $1.4 billion ($1.75 per diluted share), compared with $1.4 billion ($1.68 per diluted share) for the first quarter of 2013.

Oil and Gas

Oil and gas segment earnings were $2.1 billion for the first quarter of 2014, compared with $1.9 billion for the first quarter of 2013. The current quarter results, which mainly reflect higher domestic earnings, resulted from higher domestic oil, NGL and gas prices and higher worldwide oil volumes, partially offset by lower international oil prices, higher domestic operating costs and higher DD&A rates. The increase in operating costs was due to higher costs for CO2, steam and power, which are affected by crude oil and natural gas prices, along with increased downhole maintenance activity levels. Excluding the impact of these increases, the domestic costs were $0.10 per barrel of oil equivalent (BOE) lower than the 2013 average rate.

For the first quarter of 2014, daily oil and gas production volumes averaged 745,000 BOE, compared with 763,000 BOE in the first quarter of 2013. Domestic oil production increased by 10,000 barrels per day, but overall domestic production was lower by 4,000 BOE per day, mostly due to reduced domestic gas drilling. Middle East/North Africa production declined 14,000 BOE per day, mainly due to field and port strikes in Libya, insurgent activity in Yemen and the impact of full cost recovery and other adjustments under our production-sharing agreements, partially offset by an increase of 9,000 BOE per day in Qatar. Daily sales volumes were 735,000 BOE for the first quarter of 2014 and 746,000 BOE for the first quarter of 2013. Sales volumes were lower than production volumes due to the timing of liftings in Oxy’s international operations.

Oxy’s worldwide realized price for crude oil was $99.00 per barrel for the first quarter of 2014, compared with $98.07 per barrel for the first quarter of 2013.  Domestic crude oil prices increased by almost 5 percent in the first quarter of 2014 to $95.94 per barrel, compared to $91.57 per barrel in the first quarter of 2013. Domestic NGL prices increased by 15 percent in the first quarter of 2014 to $46.69 per barrel, compared to $40.59 per barrel in the first quarter of 2013. Domestic gas prices increased by 48 percent in the first quarter of 2014 to $4.57 per MCF, compared with $3.08 in the first quarter of 2013. Middle East/North Africa crude oil prices were approximately 3 percent lower on a year-over-year basis for the first quarter of 2014.

On a sequential quarterly basis, worldwide realized crude oil prices were slightly lower and worldwide realized NGL prices increased approximately 3 percent. On a geographic basis, domestic crude oil prices were almost 2 percent higher and domestic gas prices were 37 percent higher.

Chemical

Chemical segment earnings for the first quarter of 2014 were $136 million, compared with $159 million in the first quarter of 2013. The decrease was primarily from lower caustic soda prices driven by new chlor-alkali capacity in the industry. Higher polyvinyl chloride and vinyl chloride margins, resulting from improvement in U.S. construction markets, along with higher volumes across all products, offset most of the decline.

Midstream, Marketing and Other

Midstream segment earnings were $170 million for the first quarter of 2014, compared with $215 million for the first quarter of 2013. The decrease reflected lower marketing and trading performance due to the timing of mark-to-market adjustments on trading contracts.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2014	2013
SEGMENT NET SALES
Oil and Gas	$4,676	$4,440
Chemical	1,220	1,175
Midstream, Marketing and Other	435	453
Eliminations	(243)	(196)

Net Sales	$6,088	$5,872

SEGMENT EARNINGS
Oil and Gas	$2,104	$1,920
Chemical	136	159
Midstream, Marketing and Other (a)	170	215
	2,410	2,294

Unallocated Corporate Items
Interest expense, net	(19)	(30)
Income taxes	(932)	(844)
Other	(72)	(61)

Income from Continuing Operations (a)	1,387	1,359
Discontinued operations, net	3	(4)

NET INCOME (a)	$1,390	$1,355

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.75	$1.69
Discontinued operations, net	-	(0.01)
	$1.75	$1.68
DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.75	$1.69
Discontinued operations, net	-	(0.01)
	$1.75	$1.68

AVERAGE COMMON SHARES OUTSTANDING
BASIC	791.3	804.7
DILUTED	791.7	805.2

(a) Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest of $2 million for the first quarter of 2014. Midstream segment earnings are presented net of these non-controlling interest amounts.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2014	2013

CAPITAL EXPENDITURES (a)	$2,269	$2,070

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$1,266	$1,259

(a) Includes 100 percent of the capital for BridgeTex Pipeline, which is being consolidated in Oxy’s financial statements.  Our partner contributes its share of the capital.  The Company’s net capital expenditures after these reimbursements and inclusion of our contributions for the Chemical JV Cracker were $2.2 billion for the first quarter of 2014 and $2.0 billion for the first quarter of 2013.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental’s results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called “core results,” which excludes those items. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported earnings are considered representative of management’s performance over the long term. Core results is not considered to be an alternative to operating income reported in accordance with generally accepted accounting principles.

	First Quarter

($ millions, except per-share amounts)	2014	Diluted EPS	2013	Diluted EPS
TOTAL REPORTED EARNINGS	$1,390	$1.75	$1,355	$1.68

Oil and Gas
Segment Earnings	$2,104		$1,920
Add:
No significant items affecting earnings	-		-

Segment Core Results	2,104		1,920

Chemicals
Segment Earnings	136		159
Add:
No significant items affecting earnings	-		-

Segment Core Results	136		159

Midstream, Marketing and Other
Segment Earnings	170		215
Add:
No significant items affecting earnings	-		-

Segment Core Results	170		215

Total Segment Core Results	2,410		2,294

Corporate
Corporate Results --
Non Segment (a)	(1,020)		(939)
Add:
Discontinued operations, net (b)	(3)		4

Corporate Core Results - Non Segment	(1,023)		(935)

TOTAL CORE RESULTS	$1,387	$1.75	$1,359	$1.69

(a) Interest expense, income taxes, G&A expense and other.

(b) Amounts shown after tax.

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2014	2013
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Oil (MBBL)
California	95	88
Permian	147	148
Midcontinent and Other	32	28
Total	274	264

NGLs (MBBL)
California	19	20
Permian	39	40
Midcontinent and Other	17	18
Total	75	78

Natural Gas (MMCF)
California	242	260
Permian	153	174
Midcontinent and Other	357	383
Total	752	817

Latin America
Oil (MBBL) - Colombia	29	29

Natural Gas (MMCF) - Bolivia	12	13

Middle East / North Africa
Oil (MBBL)
Dolphin	6	6
Oman	66	65
Qatar	68	59
Other	27	45
Total	167	175

NGLs (MBBL)
Dolphin	6	7

Natural Gas (MMCF)
Dolphin	131	134
Oman	40	54
Other	231	244
Total	402	432

Barrels of Oil Equivalent (MBOE)	745	763

SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2014	2013
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Oil (MBBL)	274	264
NGLs (MBBL)	75	78
Natural Gas (MMCF)	756	819

Latin America
Oil (MBBL) - Colombia	32	30

Natural Gas (MMCF) - Bolivia	12	13

Middle East / North Africa
Oil (MBBL)
Dolphin	6	6
Oman	65	72
Qatar	71	51
Other	11	27
Total	153	156

NGLs (MBBL)
Dolphin	6	7

Natural Gas (MMCF)	402	432

Barrels of Oil Equivalent (MBOE)	735	746

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 5, 2014.

99.2	Full text of presentations of Cynthia Walker, Stephen Chazen and Vicki Hollub.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 5, 2014	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 5, 2014.

99.2	Full text of presentations of Cynthia Walker, Stephen Chazen and Vicki Hollub.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.